Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Board of Directors
Rentech, Inc.
Denver, Colorado
     We consent to the incorporation by reference in the prospectus constituting a part of this registration statement on Form S-3 of our report dated December 14, 2008 relating to the consolidated financial statements of Rentech, Inc. appearing in the annual report on Form 10-K of Rentech, Inc. for the year ended September 30, 2008, as amended by Amendment No. 1 on Form 10-K/A.
     We also consent to the reference to us under the caption “Experts” in the prospectus which is part of this registration statement.
/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
March 27, 2009